Exhibit 10.1

AMENDMENNT #1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT #1 to EMPLOYMENT AGREEMENT (“Amendment”), is made and effective May 11 2012 between CALGON CARBON CORPORATION (the “Company”), a Delaware corporation, and ___________ (“Employee”), presently residing in or near Pittsburgh, Pennsylvania.

WITNESSETH:

WHEREAS, Employee is presently employed as ___________________of the Company, in which capacity [he/she] has contributed materially to the Company’s success pursuant to the terms of an employment agreement, dated as of _________ (the “Original Agreement”);

WHEREAS, the Company wishes to extend the term of the Original Agreement to ensure the continued availability of Employee’s services to the Company;

WHERAS, the Employee likewise wishes to extend the term of the Original Agreement to assure the continued protections of the Original Agreement.

NOW, THEREFORE, intending to be legally bound hereby, the Company and the Employee hereby agree as follows:

1.        Expiration Date.

The “Expiration Date”, as that term is defined in the Original Agreement, shall be changed from December 31, 2012 to December 31, 2015.

2.        All Other Terms and Provisions.

All other terms and provisions of the Original Agreement shall remain as written with no changes or amendments and such terms and provisions shall remain binding and in full force and effect.

WITNESS the due execution hereof as of the date first above written.

Attest:	CALGON CARBON CORPORATION

By:

Witness:
By: